Exhibit 99

FOR IMMEDIATE RELEASE

CONTACTS:	Investment Community	Media
	James J. Murren	Alan Feldman
	President, Chief Financial Officer	Senior Vice President
	and Treasurer	Public Affairs
	(702) 693-8877	(702) 891-7147

MISSISSIPPI GAMING COMMISSION APPROVES
MGM MIRAGE’S MERGER WITH MANDALAY RESORT GROUP

Las Vegas, Nevada, December 15, 2004 — MGM MIRAGE (NYSE: MGG) announced today that the Mississippi Gaming Commission has approved the Company’s merger with Mandalay Resort Group (NYSE: MBG) pending receipt of other required approvals. The Company continues to expect the merger to be completed in the first quarter of 2005.

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MGM MIRAGE (NYSE: MGG), headquartered in Las Vegas, Nevada, is one of the world’s leading and most respected hotel and gaming companies. The Company owns and operates 11 casino resorts located in Nevada, Mississippi and Michigan, and has investments in three other casino resorts in Nevada, New Jersey and the United Kingdom. For more information about MGM MIRAGE, please visit the company’s website at http://www.mgmmirage.com.

Statements in this release which are not historical facts are “forward looking” statements and “safe harbor statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the company’s public filings with the Securities and Exchange Commission.